Exhibit 10.1

FIRST AMENDMENT to TRANSITION AGREEMENT

This First Amendment to Transition Agreement (the “First Amendment”) is made as of this 25 day of June, 2018 (the “Execution Date”) by and between Destination XL Group, Inc., a Delaware corporation (“Company”), and David A. Levin, an individual (“Executive”).  The terms “Party” or “Parties” shall be used to refer to the Company and/or Executive.  Capitalized terms not defined herein shall have the meaning ascribed in the Employment Agreement (defined below).

WHEREAS, the Company and Executive are parties to that certain Transition Agreement dated as of March 20, 2018 (the “Transition Agreement”);

WHEREAS, the Company and Executive have agreed to amend the Transition Agreement to remove a provision relating to a tax gross up in the event of a change in control; and

NOW, THEREFORE, for and in consideration of the promises and the consideration more fully set forth herein and in the Transition Agreement, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Company and Executive mutually agree as follows:

1.Paragraph 1(g) of the Transition Agreement is deleted in its entirety and replaced with the following:

(g)In the event of a Change of Control while Executive remains employed by the Company during the Term of Employment, Executive shall be paid the Remaining Payments otherwise due for the remainder of the Term of Employment in a lump sum payment on the business day immediately preceding the effective date of the Change of Control.

2.The parties acknowledge that good and valuable consideration supports this First Amendment.

3.Except as otherwise modified hereby, the terms and conditions of the Transition Agreement are hereby ratified, approved and confirmed as of the date hereof and shall remain in full force and effect.

4.This First Amendment supersedes all prior communications between the parties hereto with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties, their respective successors and assigns.

5.This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereby execute this First Amendment as of the first date set forth below.

DATED: June 25, 2018	Destination XL Group, Inc. By: /s/ Willem Mesdag Its: Director and Chairman, Compensation Committee
DATED: June 25, 2018	By: /s/ David A. Levin David A. Levin